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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LRR Energy, L.P. of information from our firm's reserves report dated March 23, 2012, with respect to the proved reserves and future net revenue as of December 31, 2011 for LRR Energy, L.P., included in or made a part of the Annual Report on Form 10-K of LRR Energy, L.P. for the year ended December 31, 2011. We also hereby consent to all references to our firm in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY D. SIMMONS Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
December 10, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS